                                                                    EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




         We consent to the reference to our firm under the caption "Experts" in Amendment No. 4 to the Registration Statement (Form S-3 No. 333-72261) and related Prospectus of NeoPath, Inc. for the registration of 2,900,000 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 1999, with respect to the financial statements of NeoPath, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                                           /s/ ERNST & YOUNG LLP


Seattle, Washington
August 23, 1999